Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Achieves Double-Digit EPS Growth and Strong Q1 Free Cash Flow

GREENVILLE, SC -- November 6, 2025 -- ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely positioned to address complex, converging technologies, today announced financial results for the first quarter ended September 30, 2025.

	First Quarter Summary
	Q1 FY26	Q1 FY25	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$739,650	$775,580	-4.6%
Gross profit	$107,473	$101,619	5.8%
Gross profit margin %	14.5%	13.1%	143bp
Operating income	$25,903	$17,630	46.9%
GAAP net income	$19,878	$16,974	17.1%
GAAP diluted EPS	$0.89	$0.69	29.0%
Select Non-GAAP measures*:
Adjusted EBITDA	$38,590	$35,666	8.2%
Adjusted EBITDA margin %	5.22%	4.60%	62bp
Non-GAAP net income	$23,685	$20,823	13.7%
Non-GAAP diluted EPS	$1.06	$0.84	26.2%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“Our team delivered double-digit EPS growth and strong free cash flow in the first quarter,” said Mike Baur, Chair and CEO, ScanSource, Inc. “With our new three-year strategic goals as our guide, we are executing our strategic plan.”

Quarterly Results

Net sales for the first quarter of fiscal year 2026 totaled $739.7 million, down 4.6% year-over-year. Net sales for products and services decreased 5.2% year-over-year, and recurring revenue increased 8.0% year-over-year including acquisitions. For Specialty Technology Solutions, first quarter net sales of $715.4 million decreased 4.9% year-over-year, driven primarily by lower large deals. Intelisys & Advisory net sales for the first quarter increased 4.0% year-over-year to $24.2 million reflecting the addition of an acquisition.

Gross profit for the first quarter of fiscal year 2026 increased 5.8% year-over-year to $107.5 million, with a gross profit margin of 14.5% versus 13.1% in the prior-year quarter. The higher gross profit margin reflects favorable supplier program recognition and sales mix. For the first quarter of fiscal year 2026, the percentage of gross profit from recurring revenue totaled to 31.7%, compared to 31.9% for the prior-year period.

For the first quarter of fiscal year 2026, operating income was $25.9 million, compared to $17.6 million in the prior-year quarter. First quarter fiscal year 2026 non-GAAP operating income increased to $30.9 million from $27.5 million in the prior-year quarter.

On a GAAP basis, net income for the first quarter of fiscal year 2026 totaled $19.9 million, or $0.89 per diluted share, up from net income of $17.0 million, or $0.69 per diluted share, for the prior-year quarter. First quarter fiscal year 2026 non-GAAP net income increased to $23.7 million, or $1.06 per diluted share, from $20.8 million, or $0.84 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the first quarter of fiscal year 2026 increased 8.2% to $38.6 million, or 5.22% of net sales, compared to $35.7 million, or 4.60% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of September 30, 2025, ScanSource had cash and cash equivalents of $124.9 million and total debt of $133.9 million.

For fiscal year 2026, ScanSource generated $23.2 million of operating cash flow and $20.8 million of free cash flow (non-GAAP). ScanSource also had share repurchases of $21.3 million for the first quarter of fiscal 2026.

Acquisition of DataXoom

On October 20, 2025, ScanSource completed the acquisition of DataXoom, a leading connectivity provider dedicated to supporting purpose-built mobile deployments across our current supplier line card and beyond. DataXoom complements our Advantix investment and adds 17 employees through the acquisition.

Annual Financial Outlook for Fiscal Year 2026

ScanSource reaffirms previously provided guidance set forth below for the full fiscal year ended June 30, 2026.

FY26 Annual Outlook
Net sales	$3.1 billion to $3.3 billion
Adjusted EBITDA (non-GAAP)	$150 million to $160 million
Free cash flow (non-GAAP)	At least $80 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, November 6, 2025, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY26 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, tariffs and changes in trade policy, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger channel sales partners and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, including new or increased tariffs, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major channel sales partners, relationships with key suppliers and channel sales partners or a termination or a modification of the terms under which it operates with these key suppliers and channel sales partners, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2025. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain/loss on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, change in fair value of contingent consideration, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely positioned to address complex, converging technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity and cloud services. ScanSource enables channel sales partners to deliver converging solutions for their end users. Scansource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2025 Best Places to Work in South Carolina and on FORTUNE magazine’s 2025 List of World’s Most Admired Companies. ScanSource ranks #875 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	September 30, 2025	June 30, 2025*
Assets
Current assets:
Cash and cash equivalents	$124,924	$126,157
Accounts receivable, less allowance of $29,226 at September 30, 2025 and $27,821 at June 30, 2025	557,071	635,521
Inventories	505,339	483,815
Prepaid expenses and other current assets	120,001	124,959
Total current assets	1,307,335	1,370,452
Property and equipment, net	32,221	31,169
Goodwill	231,132	230,820
Identifiable intangible assets, net	58,510	62,909
Deferred income taxes	16,715	18,769
Other non-current assets	71,063	71,487
Total assets	$1,716,976	$1,785,606
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$529,578	$598,595
Accrued expenses and other current liabilities	63,373	71,263
Current portion of contingent consideration	1,784	1,318
Income taxes payable	3,557	3,927
Current portion of long-term debt	7,866	7,861
Total current liabilities	606,158	682,964
Long-term debt, net of current portion	126,047	128,288
Long-term portion of contingent consideration	16,255	17,782
Other long-term liabilities	54,484	50,163
Total liabilities	802,944	879,197
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 22,067,128 and 22,217,421 shares issued and outstanding at September 30, 2025 and June 30, 2025, respectively	—	—
Retained earnings	1,024,720	1,020,833
Accumulated other comprehensive loss	(110,688)	(114,424)
Total shareholders’ equity	914,032	906,409
Total liabilities and shareholders’ equity	$1,716,976	$1,785,606

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2025	2024
Net sales	$739,650	$775,580
Cost of goods sold	632,177	673,961
Gross profit	107,473	101,619
Selling, general and administrative expenses	75,275	71,706
Depreciation expense	1,577	2,857
Intangible amortization expense	4,404	4,358
Restructuring and other charges	—	5,068
Change in fair value of contingent consideration	314	—
Operating income	25,903	17,630
Interest expense	1,914	2,109
Interest income	(3,180)	(2,659)
Other (income) expense, net	173	(4,782)
Income before income taxes	26,996	22,962
Provision for income taxes	7,118	5,988
Net income	$19,878	$16,974

Per share data:
Net income per common share, basic	$0.90	$0.70
Weighted-average shares outstanding, basic	22,018	24,147

Net income per common share, diluted	$0.89	$0.69
Weighted-average shares outstanding, diluted	22,405	24,646

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$19,878	$16,974
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,200	7,471
Amortization of debt issue costs	96	96
Provision for doubtful accounts	1,928	1,678
Share-based compensation	2,876	2,471
Deferred income taxes	2,079	2,433
Change in fair value of contingent consideration	314	—
Finance lease interest	15	25
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	79,010	20,606
Inventories	(20,574)	9,524
Prepaid expenses and other assets	5,262	(1,952)
Other non-current assets	552	3,285
Accounts payable	(70,297)	(17,002)
Accrued expenses and other liabilities	(3,758)	744
Income taxes payable	(370)	(1,523)
Net cash provided by operating activities	23,211	44,830
Cash flows from investing activities:
Capital expenditures	(2,395)	(2,375)
Cash paid for business acquisitions, net of cash acquired	—	(56,849)
Net cash (used in) provided by investing activities	(2,395)	(59,224)
Cash flows from financing activities:
Borrowings on revolving credit	49,210	8,381
Repayments on revolving credit	(49,210)	(8,430)
Repayments on long-term debt, net	(2,236)	(357)
Borrowings (repayments) on finance lease obligation	(271)	(275)
Exercise of stock options	4,834	6,971
Taxes paid on settlement of equity awards	(2,617)	(4,794)
Common stock repurchased	(21,285)	(28,126)
Net cash used in financing activities	(22,950)	(26,630)
Effect of exchange rate changes on cash and cash equivalents	901	608
(Decrease) increase in cash and cash equivalents	(1,233)	(40,416)
Cash and cash equivalents at beginning of period	126,157	185,460
Cash and cash equivalents at period end	$124,924	$145,044

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2025	2024
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$19,878	$16,974
Plus: Interest expense	1,914	2,109
Plus: Income taxes	7,118	5,988
Plus: Depreciation and amortization	6,200	7,471
EBITDA (non-GAAP)	35,110	32,542
Plus: Change in fair value of contingent consideration	314	—
Plus: Share-based compensation	2,876	2,471
Plus: Acquisition and divestiture costs	261	377
Plus: Cyberattack restoration costs	29	76
Plus: Restructuring costs	—	5,068
Plus: Insurance recovery, net of payments	—	(4,868)
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$38,590	$35,666

Invested Capital Calculations:
Equity – beginning of the period	$906,409	$924,254
Equity – end of the period	914,032	920,893
Plus: Change in fair value of contingent consideration, net	236	—
Plus: Share-based compensation, net	2,152	1,856
Plus: Acquisition and divestiture costs	261	377
Plus: Cyberattack restoration costs, net	21	57
Plus: Restructuring costs, net	—	3,818
Plus: Insurance recovery, net	—	(3,667)
Average equity	911,556	923,794
Average funded debt (a)	137,113	144,020
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,048,669	$1,067,814

Adjusted return on invested capital ratio (Adjusted ROIC), annualized(b)	14.6%	13.3%

(a) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(b) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current quarter and prior-year quarter.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2025	2024	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$715,447	$752,299	(4.9)%
Foreign exchange impact (a)	(1,085)	—
Less: Acquisitions	(7,171)	(3,512)
Non-GAAP net sales	$707,191	$748,787	(5.6)%

Intelisys & Advisory:
Net sales, reported	$24,203	$23,281	4.0%
Foreign exchange impact (a)	(3)	—
Less: Acquisitions	(1,336)	(577)
Non-GAAP net sales	$22,864	$22,704	0.7%

Consolidated:
Net sales, reported	$739,650	$775,580	(4.6)%
Foreign exchange impact (a)	(1,088)	—
Less: Acquisitions	(8,507)	(4,089)
Non-GAAP net sales	$730,055	$771,491	(5.4)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2024.

Net Sales by Revenue Type:

	Quarter ended September 30,
	2025	2024	% Change
	(in thousands)
Net sales by product/service:
Products and services	$702,984	$741,618	(5.2)%
Recurring revenue(a)	36,666	33,962	8.0%
	$739,650	$775,580	(4.6)%
(a) Recurring revenue represents primarily agency commissions, managed connectivity, SaaS, subscriptions, and hardware rentals.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Quarter ended September 30,
	2025	2024	% Change
United States:	(in thousands)
Net sales, reported (a)	$682,217	$712,019	(4.2)%
Less: Acquisitions	(8,507)	(4,089)
Non-GAAP net sales	$673,710	$707,930	(4.8)%

Brazil:
Net sales, reported (b)	$57,433	$63,561	(9.6)%
Foreign exchange impact (c)	(1,088)	—
Non-GAAP net sales	$56,345	$63,561	(11.4)%

Consolidated:
Net sales, reported	$739,650	$775,580	(4.6)%
Foreign exchange impact (c)	(1,088)	—
Less: Acquisitions	(8,507)	(4,089)
Non-GAAP net sales	$730,055	$771,491	(5.4)%

(a) Includes net sales in Canada that are supported by U.S. operations and represent less than 5.0% of United States net sales for the quarters ended September 30, 2025 and 2024.
(b) Includes net sales from outside of the United States, Canada and Brazil, which represent less than 0.2% of Brazil net sales for the quarters ended September 30, 2025 and 2024.
(c) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2024.

Free Cash Flow:
	Quarter ended September 30,
	2025	2024
GAAP operating cash flow	$23,211	$44,830
Less: Capital expenditures	(2,395)	(2,375)
Free cash flow (non-GAAP)	$20,816	$42,455

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended September 30, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Insurance recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$75,275	$—	$—	$(261)	$—	$—	$(29)	$74,985
Operating income	25,903	4,404	314	261	—	—	29	30,911
Pre-tax income	26,996	4,404	314	261	—	—	29	32,004
Net income	19,878	3,289	236	261	—	—	21	23,685
Diluted EPS	$0.89	$0.15	$0.01	$0.01	$—	$—	$—	$1.06

	Quarter ended September 30, 2024
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Insurance recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$71,706	$—	$—	$(377)	$—	$—	$(76)	$71,253
Operating income	17,630	4,358	—	377	5,068	—	76	27,509
Pre-tax income	22,962	4,358	—	377	5,068	(4,868)	76	27,973
Net income	16,974	3,264	—	377	3,818	(3,667)	57	20,823
Diluted EPS	$0.69	$0.13	$—	$0.02	$0.15	$(0.15)	$—	$0.84

(a) Acquisition and divestiture costs for the quarters ended September 30, 2025 and September 30, 2024 are generally nondeductible for tax purposes.